Exhibit 99.1

Sapu BioScience and Cromos Pharma initiating P201 – A Registrational trial for OT-101 in Pancreatic Cancer

AGOURA HILLS, Calif., August 23, 2023 (GLOBE NEWSWIRE) – Oncotelic Therapeutics, Inc (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We” or “Our”), announced today its joint venture partner, GMP Biotechnology Limited’s wholly owned subsidiary – Sapu Bioscience, LLC (“Sapu”), together with with Cromos Pharma, LLC (“Cromos”), a US-based international contract research organization (“CRO”), to conduct Sapu’s registrational trial for OT-101 in Pancreatic Cancer.

P201: A Randomized Phase 2b/Phase 3 Study of the TGF-β2 Targeting Antisense Oligonucleotide OT-101 in Combination with FOLFIRINOX Compared with FOLFIRINOX Alone in Patients with Advanced and Unresectable or Metastatic Pancreatic Cancer.

The rates of pancreatic cancer are rising—and are rising faster among younger women, particularly Black women, than among men of the same age. Pancreatic cancer has the highest mortality rate of all major cancers, accounting for 3% of all cancer deaths in the U.S., and is more common among men than women. Addressing this urgent medical need, Oncotelic, through Sapu, is launching a registrational Phase 2b/Phase 3 trial with their TGF-β2 targeting therapy, OT-101 in combination with Standard of Care- (FOLFIRINOX) against pancreatic cancer. This is a multinational trial with sites across the USA, EU, and China involving up to 500 patients. Sapu has engaged Cromos Pharma, an international midsized CRO, to assist in the conduct of the trial. Leveraging Cromos Pharma’s distinguished oncological expertise, this collaboration underscores the joint commitment to bring innovative treatments to cancer patients.

Cromos Pharma’s renowned proficiency in site selection, and its vast global network for patient enrollment, stands as an invaluable asset for this clinical trial venture. Handling complex trials with precision, Cromos Pharma’s unparalleled expertise should ensure efficient, high-quality site choices and good global patient onboarding. For a trial of such magnitude and intricacy, Cromos Pharma’s involvement is pivotal and will ensure streamlined operations and meticulous execution that can potentially hasten the time towards finding a solution for this devastating cancer.

“Over the past years we have been meticulously planning this trial to ensure its success. Spearheaded by our discovery that suppression of TGFβ2 could more than double survival in pancreatic cancer, we have engineered the trial to deliver a decisive win against pancreatic cancer. We look forward to engage physicians and patients in this critically important clinical trial,” expressed Dr. Vuong Trieu, CEO of Sapu and Oncotelic.

“It’s truly an honor for Cromos to collaborate with Sapu and Oncotelic, visionaries within the oncology space. With over 20 years in the drug development cycle I have witnessed firsthand the monumental impact such partnerships can have on advancing medicine. Our expertise will ensure that this clinical trial’s complexities are navigated with precision and efficiency. Together, we aim to break new ground to bring a new therapy to those affected by pancreatic cancer,” said Dr. Vlad Bogin, MD, FACP, CEO & Founder of Cromos Pharma.

About Cromos

Founded in 2004 and headquartered in the United States, Cromos Pharma is an international CRO. Cromos offers comprehensive clinical research solutions, covering all trial phases and a wide range of therapeutic areas. These areas include oncology, cardiovascular diseases, and gastroenterology. Over its almost 20-year journey, Cromos Pharma has successfully completed more than 300 clinical trials, demonstrating its commitment to excellence and precision. Its mission is to expedite the development of drugs and devices that save lives and enhance its quality. Cromos Pharma achieves this by combining innovation with validated best practices, reducing drug development time and costs while maintaining unparalleled quality standards. Cromos Pharma serves a diverse clientele, including Global Pharma, Biotechs, and other notable CROs. It has a strong operational presence across the US, Central and Eastern Europe, and Central and Southwestern Asia. Their country-specific operations cover Bulgaria, Croatia, Czech Republic, Estonia, Georgia, Hungary, Kazakhstan, Latvia, Lithuania, Moldova, Poland, Romania, Serbia, Slovak Republic, Slovenia, Türkiye, and Ukraine. For collaborations or inquiries, please contact them at inquiry@cromospharma.com.

About Oncotelic

Oncotelic (f/k/a Mateon Therapeutics, Inc.), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic has rare pediatric designation for Diffuse Intrinsic Pontine Glioma (“DIPG” through OT-101) through its 45% joint venture, GMP Biotechnology Limited, melanoma (through CA4P), and Acute Myeloid Leukemia (“AML” through OXi 4503). Oncotelic also acquired PointR Data Inc. in November 2019 to build an AI driven biotechnology company. Further, Oncotelic acquired AL-101, during the 4th quarter of 2021, for the intranasal delivery of apomorphine. We intend to develop AL-101 for the treatment of Parkinson Disease, erectile dysfunction, female sexual disorder and hypoactive sexual desire disorder. All these ailments have a very large population suffering from them and there is a need for treatments for each. For more information on AL-101, refer to our Annual Report on Form 10-K/A filed with the SEC on April 19, 2023.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward looking statements contained in this press release include, but are not limited to, statements about future plans related to the operations of the JV, taking the JV into an initial public offering or the success thereof, the progress, timing of clinical development, scope and success of future clinical trials, the reporting of clinical data for the Company’s product candidates and the potential use of the Company’s product candidates to treat various cancer indications as well as obtaining required regulatory approval to conduct clinical trials and upon granting of approval by the regulatory agencies, the successful marketing of the products; building and the success of our nanoparticle platform and the related success of launching the platform,. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements or may not occur at all. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes, taking the Company or its affiliates through initial public offerings. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 19, 2023 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether because of new information, future events, or otherwise.

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